UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2023

American Outdoor Brands, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39366	84-4630928
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 North Route Z, Suite A
Columbia, Missouri		65202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 338-9585

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per Share	AOUT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Assignment and Assumption Agreement.

Pursuant to the Assignment and Assumption of Lease Agreement, dated January 31, 2023 (the “Assignment Agreement”), executed by Smith & Wesson Sales Company (formerly Smith & Wesson Corp.) (“SWSC”), as assignor, and American Outdoor Brands, Inc. (“AOB”), as assignee, and consented to by RCS – S&W Facility, LLC (“RCS”) and Smith & Wesson Brands, Inc. (“SWBI”), SWSC agreed to assign to AOB the rights of the tenant under the Lease Agreement, dated October 26, 2017 (the “Original Lease”), between Ryan Boone County, LLC, as landlord, and Smith & Wesson Corp., as tenant, as amended by the First Amendment of Lease Agreement, dated October 25, 2018 (“Amendment 1”), and as further amended by the Second Amendment to Lease Agreement, dated January 31, 2019 (“Amendment 2”) (collectively, the “Lease”), which assignment will be effective on effective on January 1, 2024 (the “Assignment Date”).

The Assignment Agreement is subject to a number of conditions precedent, including, but not limited to, (i) delivery by SWSC to AOB and RCS (as the successor to the rights of Ryan Boone County, LLC as landlord under the Lease) of executed copies of certain incentive assignment documents, including those related to a real property incentive agreement and a personal property incentive agreement; (ii) delivery by SWSC and AOB of written notice to Boone County, Missouri and the Missouri Development Finance Board; (iii) approval by Boone County, Missouri of the assignment prior to the Assignment Date; and (iv) receipt by SWSC of the Landlord Release (as defined therein). If any of the conditions precedent are not satisfied on or before the Assignment Date, each of SWSC and AOB may terminate the Assignment Agreement.

The Lease covers the approximately 632,000 square foot building and surrounding property located at 1800 North Route Z, Columbia, Boone County, Missouri (the “Building”) where we currently sublease approximately 361,000 square feet from SWSC (the “Sublease”). If the conditions precedent set forth in the Assignment Agreement are satisfied as of the Assignment Date, then effective on the Assignment Date, we will no longer be subject to the provisions and terms of the Sublease, but instead we will have use of the entire Building under the Lease. The Lease provides the tenant with an option to require the landlord to expand the Building by up to 491,000 additional square feet. The Lease term ends on November 26, 2038 and, pursuant to the Assignment Agreement, does not provide for an extension of the term of the Lease. After the assignment of the Lease becomes effective, the total annual expense under the Lease, including base rent, is estimated at $3.7 million, which represents an incremental $1.3 million above AOB’s annual expense under the Sublease. We expect to receive additional tax and other incentives from federal, state, and local governmental authorities previously received by SWSC. SWSC and SWBI will guarantee the Lease through the end of the initial term.

The above summary of the Assignment Agreement and the Lease are qualified in their entirety by reference to the complete terms and provisions of the Assignment Agreement, the Original Lease, Amendment 1, and Amendment 2, which are attached hereto as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, and incorporated herein by reference.

Certain statements contained in this Current Report on Form 8-K may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, among others, our expectations regarding the assumption of the Lease, estimates regarding the amount of the annual lease expense and expected tax and other incentives. We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include the risks associated with factors detailed from time to time in our reports filed with the Securities and Exchange Commission, or the SEC, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2022, filed with the SEC on July 14, 2022. We do not have, and expressly disclaim, any obligation to release publicly any updates or any changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit
Number	Description
10.1

Assignment and Assumption of Lease Agreement, dated as of January 31, 2023, by and between Smith & Wesson Sales Company (f/k/a Smith & Wesson Corp.) and the Registrant, and consented to by Smith & Wesson Brands, Inc.

10.2	Lease Agreement, dated as of October 26, 2017, by and between Ryan Boone County, LLC and Smith & Wesson Corp.
10.3	First Amendment to Lease Agreement, dated as of October 25, 2018, by and among Ryan Boone County, LLC, Smith & Wesson Corp., and American Outdoor Brands Corporation
10.4

Second Amendment to Lease Agreement, dated as of January 31, 2019, by and among Ryan Boone County, LLC , American Outdoor Brands Sales Company (f/k/a Smith & Wesson Corp.) and American Outdoor Brands Corporation

99.1	Press release from the Registrant, dated February 1, 2023, entitled American Outdoor Brands Expands Lease Agreement, Schedules Quarterly Financial Release and Conference Call”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN OUTDOOR BRANDS, INC.

Date:	January 31, 2023	By:	/s/ H. Andrew Fulmer
H. Andrew Fulmer Executive Vice President, Chief Financial Officer, and Treasurer